Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2019 Financial Results

•                  Q3 2019 Total Revenue of $139.6 million, up 25% year-over-year

•                  Q3 2019 Recurring Revenue of $136.2 million, up 25% year-over-year

SCHAUMBURG, IL. — May 2, 2019 — Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based payroll and human capital management software solutions, today announced financial results for the third quarter of fiscal year 2019, which ended March 31, 2019.

“We were pleased with our performance during the third quarter of fiscal 2019, with $139.6 million in total revenue and 25% growth over the third quarter of last fiscal year, which included on boarding a record number of new clients,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “The third quarter is always the busiest time of the year for our operations teams, and I was very pleased with our ability to proactively partner with our clients to manage the wide variety of year end requests.”

Third Quarter Fiscal 2019 Financial Highlights

Revenue:

•                  Total revenue was $139.6 million, an increase of 25% from third quarter fiscal year 2018 revenue, as adjusted and as presented on a non-GAAP basis in the table below.

•                  Total recurring revenue was $136.2 million, representing 98% of total revenue and an increase of 25% from third quarter fiscal year 2018 total recurring revenue, as adjusted and as presented on a non-GAAP basis in the table below.

Operating Income:

•                  GAAP operating income was $36.2 million and non-GAAP operating income was $46.4 million in the third quarter of fiscal year 2019.

Net Income:

•                  GAAP net income was $28.0 million or $0.51 per share for the third quarter of fiscal year 2019 based on 55.5 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $54.8 million in the third quarter of fiscal year 2019.

Balance Sheet and Cash Flow:

•                  Cash, cash equivalents and invested corporate cash totaled $140.0 million as of the end of the quarter.

•                  Cash flow from operations for the third quarter of fiscal year 2019 was $44.9 million compared to $35.2 million for the third quarter of fiscal year 2018.

Accounting Update:

We adopted ASC 606 using the modified retrospective method in fiscal 2019, which began on July 1, 2018. Under ASC 606 we will amortize certain sales and implementation expenses over a period of 7 years.

Also as of July 1, 2018 we began recognizing implementation revenue ratably over a period of generally up to 24 months.

In the interest of comparability during this transition year, in the reconciliation table below we are providing revenue for each quarter of fiscal 2018 on a GAAP and non-GAAP, pro-

forma basis giving effect to the change in recognition of implementation revenue for fiscal 2018.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Revenue

(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$77,294	$—	$77,294	$81,292	$—	$81,292	$105,857	$—	$105,857
Interest income on funds held for clients	1,617	—	1,617	1,783	—	1,783	2,719	—	2,719
Total recurring revenues	78,911	—	78,911	83,075	—	83,075	108,576	—	108,576
Implementation services and other	2,589	(1,789)	800	2,929	(1,011)	1,918	4,831	(2,076)	2,755
Total Revenue	$81,500	$(1,789)	$79,711	$86,004	$(1,011)	$84,993	$113,407	$(2,076)	$111,331

	Three Months Ended June 30, 2018			Twelve Months Ended June 30, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$89,989	$—	$89,989	$354,432	$—	$354,432
Interest income on funds held for clients	2,974	—	2,974	9,093	—	9,093
Total recurring revenues	92,963	—	92,963	363,525	—	363,525
Implementation services and other	3,653	(600)	3,053	14,002	(5,476)	8,526
Total Revenue	$96,616	$(600)	$96,016	$377,527	$(5,476)	$372,051

(1)  As adjusted implementation revenue as if we recognized implementation revenue ratably over a period of up to 24 months for each quarter of fiscal 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 2, 2019, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2019 as indicated below.

Fourth Quarter 2019:

•                  Total revenue is expected to be in the range of $116.7 million to $117.7 million, which represents approximately 22% growth over fiscal 2018 fourth quarter revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $27.3 million to $28.3 million.

Fiscal Year 2019:

•                  Total revenue is expected to be in the range of $464.0 million to $465.0 million, which represents approximately 25% growth over fiscal 2018 total revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $131.5 million to $132.5 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2019 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 1966277. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity (NASDAQ: PCTY) is a leading provider of cloud-based payroll and human capital management (HCM) software solutions. Paylocity’s comprehensive product suite delivers a unified platform for professionals to make strategic decisions in the areas of benefits, core HR, payroll, talent, and workforce management, while cultivating a modern workplace and improving employee engagement. Founded in 1997 and headquartered in Schaumburg, Ill., Paylocity has consistently been recognized nationally for its innovation, culture, and growth. Most recently, Paylocity was honored as #20 on Glassdoor’s Best Places to Work Employees’ Choice list; recognized on several G2 Crowd Grid® Reports, including ranking #1 in Satisfaction on 13 HCM software-focused reports; named one of the 101 Best & Brightest Companies to Work For; and ranked #30 on Crain’s Chicago’s Fast Fifty list of fastest-growing companies, among receiving a number of other national and local awards. For more information about Paylocity, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, acquisition-related costs and lease exit costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, lease exit costs and accelerated depreciation expense and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs, lease exit costs and accelerated depreciation expense and the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Included in the press release, we also refer to non-GAAP revenue. Effective July 1, 2018, we began recognizing implementation revenue ratably over a period of generally up to 24 months. To allow investors comparability to prior year results, we have provided comparable information on fiscal 2018 as if we had recognized implementation revenue ratably over a period of up to 24 months during fiscal 2018. However, for periods beginning before adoption, those adjusted financial measures are considered not to be calculated in accordance with GAAP and are thus presented as non-GAAP financial metrics.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 10, 2018.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$137,193	$90,856
Corporate investments	732	48,159
Accounts receivable, net	3,453	5,137
Deferred contract costs	—	19,765
Prepaid expenses and other	11,248	21,922

Total current assets before funds held for clients	152,626	185,839
Funds held for clients	1,225,614	1,722,309

Total current assets	1,378,240	1,908,148
Capitalized internal-use software, net	21,094	24,584
Property and equipment, net	62,029	64,893
Intangible assets, net	13,002	11,314
Goodwill	9,590	9,590
Long-term deferred contract costs	—	73,701
Long-term prepaid expenses and other	1,504	2,766
Deferred income tax assets, net	22,140	—

Total assets	$1,507,599	$2,094,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,990	$5,344
Accrued expenses	42,241	48,396

Total current liabilities before client fund obligations	45,231	53,740
Client fund obligations	1,225,614	1,722,309

Total current liabilities	1,270,845	1,776,049
Deferred rent	22,812	29,907
Other long-term liabilities	1,118	1,925
Deferred income tax liabilities, net	—	890

Total liabilities	$1,294,775	$1,808,771
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2018 and March 31, 2019	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2018 and March 31, 2019; 52,758 shares issued and outstanding at June 30, 2018 and 52,964 shares issued and outstanding at March 31, 2019	53	53
Additional paid-in capital	219,588	196,574
Retained earnings (accumulated deficit)	(6,678)	89,576
Accumulated other comprehensive income (loss)	(139)	22
Total stockholders’ equity	$212,824	$286,225
Total liabilities and stockholders’ equity	$1,507,599	$2,094,996

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2019	2018	2019
Revenues:
Recurring fees	$105,857	$129,976	$264,443	$326,012
Interest income on funds held for clients	2,719	6,197	6,119	14,164
Total recurring revenues	108,576	136,173	270,562	340,176
Implementation services and other	4,831	3,379	10,349	7,084
Total revenues	113,407	139,552	280,911	347,260
Cost of revenues:
Recurring revenues	26,982	32,365	76,711	92,802
Implementation services and other	11,670	7,380	33,740	20,955
Total cost of revenues	38,652	39,745	110,451	113,757
Gross profit	74,755	99,807	170,460	233,503
Operating expenses:
Sales and marketing	26,004	27,699	68,782	80,687
Research and development	9,058	12,688	27,227	36,886
General and administrative	19,228	23,208	53,338	68,915
Total operating expenses	54,290	63,595	149,347	186,488
Operating income	20,465	36,212	21,113	47,015
Other income	215	540	465	1,155
Income before income taxes	20,680	36,752	21,578	48,170
Income tax expense (benefit)	(18,497)	8,726	(18,573)	4,588
Net income	$39,177	$28,026	$40,151	$43,582
Other comprehensive income (loss), net of tax
Unrealized gains (losses) on securities, net of tax	(61)	161	(171)	161
Total other comprehensive income (loss), net of tax	(61)	161	(171)	161
Comprehensive income	$39,116	$28,187	$39,980	$43,743

Net income per share:
Basic	$0.74	$0.53	$0.77	$0.82
Diluted	$0.71	$0.51	$0.73	$0.79

Weighted-average shares used in computing net income per share:
Basic	52,615	52,934	52,334	52,880
Diluted	55,030	55,465	54,717	55,280

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2018	2019	2018	2019
Cost of revenue - recurring	$763	$812	$2,253	$2,781
Cost of revenue - implementation services and other	394	457	1,228	1,403
Sales and marketing	1,593	1,880	5,856	5,851
Research and development	983	1,349	3,036	4,480
General and administrative	3,959	5,154	10,820	16,281
Total	$7,692	$9,652	$23,193	$30,796

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	March 31,
	2018 (1)	2019

Cash flows from operating activities:

Net income	$40,151	$43,582
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	21,891	28,837
Depreciation and amortization expense	20,640	25,213
Deferred income tax expense (benefit)	(18,603)	4,584
Provision for doubtful accounts	149	220
Net accretion of discounts and amortization of premiums on available-for-sale securities	(234)	(1,607)
Net realized losses on sales of available-for-sale securities	2	—
Loss on disposal of equipment	160	399
Changes in operating assets and liabilities:
Accounts receivable	(1,278)	(1,904)
Deferred contract costs	—	(25,359)
Prepaid expenses and other	(1,678)	(1,485)
Accounts payable	429	596
Accrued expenses	1,762	5,299
Tenant improvement allowance	5,952	784
Net cash provided by operating activities	69,343	79,159

Cash flows from investing activities:
Purchases of available-for-sale securities and other	(126,065)	(210,374)
Proceeds from sales and maturities of available-for-sale securities	51,292	161,306
Capitalized internal-use software costs	(11,442)	(14,706)
Purchases of property and equipment	(9,374)	(9,621)
Lease allowances used for tenant improvements	(7,086)	(784)
Acquisition of business, net of cash and funds held for clients’ cash and cash equivalents	(6,658)	—
Net cash used in investing activities	(109,333)	(74,179)

Cash flows from financing activities:
Net change in client fund obligations	403,375	496,695
Repurchases of common shares	—	(34,991)
Proceeds from exercise of stock options	—	85
Proceeds from employee stock purchase plan	2,045	2,824
Taxes paid related to net share settlement of equity awards	(9,060)	(21,749)
Net cash provided by financing activities	396,360	442,864
Net change in cash, cash equivalents and funds held for clients’ cash and cash equivalents	356,370	447,844
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—beginning of period	1,045,927	1,239,731
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—end of period	$1,402,297	$1,687,575
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment and internal-use software, accrued but not paid	$2,832	$3,529
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$17	$375
Reconciliation of cash, cash equivalents and funds held for clients’ cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$129,530	$90,856
Funds held for clients’ cash and cash equivalents	1,272,767	1,596,719
Total cash, cash equivalents and funds held for client’s cash and cash and cash equivalents	$1,402,297	$1,687,575

(1)         Certain amounts have been reclassified to reflect the adoption of Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).”

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$74,755	$99,807	$170,460	$233,503
Amortization of capitalized internal-use software costs	3,655	4,224	10,358	12,854
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,157	1,269	3,481	4,184
Adjusted gross profit	$79,567	$105,300	$184,299	$250,541

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$108,576	$136,173	$270,562	$340,176
Cost of recurring revenues	26,982	32,365	76,711	92,802
Recurring gross profit	81,594	103,808	193,851	247,374
Amortization of capitalized internal-use software costs	3,655	4,224	10,358	12,854
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	763	812	2,253	2,781
Adjusted recurring gross profit	$86,012	$108,844	$206,462	$263,009

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation from operating income to non-GAAP operating income:
Operating income	$20,465	$36,212	$21,113	$47,015
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,692	9,652	23,193	30,796
Amortization of acquired intangibles	358	562	1,076	1,688
Acquisition-related costs	191	—	191	—
Non-GAAP operating income	$28,706	$46,426	$45,573	$79,499

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation from net income to non-GAAP net income:
Net income	$39,177	$28,026	$40,151	$43,582
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, net of tax	2,126	6,963	17,627	21,865
Amortization of acquired intangibles, net of tax	100	404	818	1,198
Impact of one-time reversal of valuation allowance	(22,585)	—	(22,585)	—
Acquisition-related costs, net of tax	145	—	145	—
Excess tax benefit related to employee stock-based compensation payments	(10,973)	(1,887)	(10,973)	(9,352)
Non-GAAP net income	$7,990	$33,506	$25,183	$57,293

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Calculation of non-GAAP net income per share:
Non-GAAP net income	$7,990	$33,506	$25,183	$57,293
Diluted weighted-average number of common shares	55,030	55,465	54,717	55,280
Non-GAAP net income per share	$0.15	$0.60	$0.46	$1.04

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation from net income to Adjusted EBITDA:
Net income	$39,177	$28,026	$40,151	$43,582
Interest expense	—	—	—	—
Income tax expense (benefit)	(18,497)	8,726	(18,573)	4,588
Depreciation and amortization expense	7,202	8,412	20,640	25,213
EBITDA	27,882	45,164	42,218	73,383
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,692	9,652	23,193	30,796
Acquisition-related costs	191	—	191	—
Adjusted EBITDA	$35,765	$54,816	$65,602	$104,179

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$26,004	$27,699	$68,782	$80,687
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,593	1,880	5,856	5,851
Non-GAAP Sales and Marketing	$24,411	$25,819	$62,926	$74,836

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$9,058	$12,688	$27,227	$36,886
Capitalized internal-use software costs	4,296	5,281	11,442	14,706
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	983	1,349	3,036	4,480
Non-GAAP Total Research and Development	$12,371	$16,620	$35,633	$47,112

	Three months Ended March 31,		Nine months Ended March 31,
	2018	2019	2018	2019
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$19,228	$23,208	$53,338	$68,915
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,959	5,154	10,820	16,281
Amortization of acquired intangibles	358	562	1,076	1,688
Acquisition-related costs	191	—	191	—
Non-GAAP General and Administrative	$14,720	$17,492	$41,251	$50,946